EXHIBIT 23.1

                            ARTHUR ANDERSEN



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1996 incorporated by reference in Northwestern Public Service Company s Annual Report on Form 10-K for the year ended December 31, 1995 and our report dated March 12, 1996 incorporated by reference in Northwestern Public Service Company s Annual Report on Form 11-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Anderson LLP
                                   --------------------------
                                   ARTHUR ANDERSEN LLP




Minneapolis, Minnesota
September 11, 1996